  Exhibit 99.1

American Resources Corporation Reports First Quarter 2021 Financial Results and Provides Business Outlook

Well-positioned to be a long-term supplier of raw material and critical elements to the modern-day infrastructure market

Near-term catalysts expected to drive significant growth and value

Balance sheet improvements provides financial strength and flexibility to execute on its innovation and growth plans

Company to host update conference call on Wednesday, May 12 at 4:30 PM ET

May 12, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / May 12, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today reported its first quarter of 2021 financial results and provided a corporate update.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Over the course of the first quarter of 2021, we had the opportunity to continue to position our dynamic platform to provide the infrastructure and electrification marketplaces the resources needed to advance to a greener economy. We’ve had one of the most active three months to date in terms of transforming our Company. We had the opportunity to further define our suite of technology that has brought together some of the best and most innovative universities and chemical engineers that have developed technologies and processes that enable us to capture, process and purify critical and rare earth elements, and do it in the most environmentally safe, and in certain instances environmentally positive, methods ever developed. We are confident that our process chain is at the forefront of establishing a sustainable and healthy supply chain of critical materials here in the United States and redefine how these materials are sourced across the globe. Our milestones and announcement over the first quarter are groundbreaking and demonstrate our commitment to bring these technologies to the market as expeditiously and efficiently as possible.”

First Quarter 2021 Key Highlights

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Secured base load sales commitment for production of raw materials servicing the infrastructure marketplace at its Perry County Resources (“PCR”) mining complex.

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Entered into exclusive patent and technology licensing agreements and sponsored research agreements with Penn State University and its Department of Energy and Mineral Engineering to implement Penn State’s intellectual property and technologies that separate and extract pre-concentrate critical and rare earth minerals from the Company’s carbon-based resources.

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Acquired exclusive rights for ligand assisted displacement (“LAD”) chromatography patents and knowhow, developed at Purdue University, to further expanded its capability in environmentally friendly separation and purification of rare earth elements. This technology is specific to the processing of separated and pure rare earth metals and critical elements from coal byproducts, recycled permanent magnets and lithium-ion batteries.

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Acquired additional production equipment to expand its base of carbon production and efficiencies at Perry County Resources as well as prepare for the potential opportunity to bring other complexes online in the future.

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Engaged technology veteran William E. Smith III to lead the design, build and operation phase of its rare earth and critical mineral purification facilities utilizing ligand assisted displacement (“LAD”) chromatography technology. Mr. Smith spent thirty-three years at Eli Lilly and Co. (NYSE:LLY) overseeing technical support of their worldwide manufacturing facilities and responsible for worldwide planning, design, and construction of capital projects.

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Entered into exclusive license agreement with Ohio University for a suite of technologies developed by Dr. Gerardine Botte, the current Whitacre Department Chair in Chemical Engineering at Texas Tech University, to be used for rare earth element (“REE”) and critical mineral separation as well as the future production of graphene and advanced carbon products.

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Advanced the commercialization process of its rare earth element technology process chain with commencement of building a 2kW mobile rare earth processing electrolysis facility in conjunction with the Company’s sponsored research program with Dr. Gerardine Botte and Texas Tech University. The facility represents a novel approach for the revalorization of coal, coal waste, and coal byproducts such as fly ash for the production of REE concentrate, carbon, purified fly ash and hydrogen.

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Priced the initial public offering of American Acquisition Opportunity Inc. (NADSAQ: AMAOU), a blank check company in which the Company has an indirect investment, consisting of 10,000,000 units at $10.00 per unit. AMAOU is focusing its search on land and resource holding companies, with the potential to create, support, and/or innovate for the new economy.

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Sub-licensed, on a non-exclusive basis, two of its exclusive patents for the production of graphene to Novusterra Inc. for a 50% equity stake in the privately-held company and a portion of future cash flows from the sale of graphene from that entity.

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Further improved the Company’s balance sheet and capital structure through the payoff and / or conversion into equity of an additional $10.3 million of outstanding debt throughout the first three months of 2021.

“Looking forward to the remainder of 2021 and beyond, we have never been more excited about the opportunities that lie ahead of us throughout all of our operating divisions. First and foremost, American Carbon, with one of the largest metallurgical carbon growth platforms in the industry, is back producing high quality carbon to supply the steel and alloy metals industry with the necessary resources to support worldwide infrastructure demand. We are seeing that demand grow as economic activity continues to materialize as the world emerges from the COVID-19 pandemic. We are seeing numerous opportunities to expand our production base to fulfill that demand and are confident in our position in being a stable, long-term supplier of these essential resources. As such, we remain comfortable with our previously stated guidance of $55 million to $75 million in revenues for 2021 as a whole,” continued Mr. Jensen.

“As previously stated, we’ve had the opportunity to further define our suite of technologies relevant to rare earth and critical mineral production over the past few months. We are aggressively advancing these initiatives, specifically relating to our electrolysis processing and chromatography purification technologies and are very excited for what these technologies can accomplish for our shareholders and stakeholders. Lastly, I think it’s important to mention the additional valuation creation we’ve recently accomplished and will continue to foster. First, the pricing of our Company-sponsored SPAC, American Acquisition Opportunity Inc. has the potential to drive meaningful value creation for our shareholders. The quality of potential targets we are evaluating is certainly impressive. Also, our sub-license agreement with Novusterra Inc., for the development of graphene, demonstrates the value of our acquired intellectual property and our commitment to deliver that value to our shareholders.”

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties on Wednesday, May 12, 2021 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s First Quarter of 2021 Conference Call, or by the webcast link: here.

Financial Results for First Quarter 2021

For the first quarter of 2021, American Resources reported a net income loss of $6.4 million, or $0.14 per share for the three months ended March 31, 2021, as compared with a net income loss of $3.4 million, or a loss of $0.12 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of a $2.8 million loss in the first quarter of 2021, as compared with an Adjusted EBITDA loss of $847,187 for the first quarter of 2020.

First Quarter 2021 Summary

Total revenues were $10,646 for the first quarter of 2021 compared to revenues of $524,334 during the first quarter of 2020. General and administrative expenses for the first quarter of 2021 were $1.1 million compared to $842,925 million in the prior year period. American Resources incurred interest expense of $491,113 during the first quarter of 2021 compared to $500,640 during the first quarter of 2020. Development costs during the quarter were $1.8 million, compared to $2.8 million in the fourth quarter of 2020.

The Company did not incur any income tax expense in the first quarter of 2021 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $17.8 million as of December 31, 2020.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2021	March 31, 2020

Coal Sales	$3,274	$524,334
Royalty Income	7,372	-

Total Revenue	10,646	524,334

Cost of Coal Sales and Processing	(800,515)	(1,855,187)
Accretion Expense	(305,636)	(370,587)
Depreciation	(393,530)	(915,052)
Amortization of Mining Rights	(311,685)	(313,224)
General and Administrative	(1,081,447)	(842,925)
Professional Fees	(710,032)	(194,046)
Production Taxes and Royalties	(568,182)	(160,230)
Development Costs	(1,811,951)	(128,159)

Total Operating expenses	(5,982,978)	(4,779,410)

Net Loss from Operations	(5,972,332)	(4,255,076)

Other Income and (expense)
Other Income	35,296	1,412,005
Amortization of debt discount and debt issuance costs	(2,879)	-
Interest Income	41,171	82,343
Interest expense	(491,113)	(500,640)
Total Other income (expense)	(417,525)	993,708)

Net loss attributable to American Resources Corp. Shareholders	$(6,389,857)	$(3,261,368)

Net loss per common share - basic and diluted	$(0.14)	$(0.12)

Weighted average common shares outstanding- basic and diluted	46,917,910	27,267,197

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	March 31, 2021	December 31, 2020

ASSETS

CURRENT ASSETS
Cash	$7,097,465	$10,617,495
Accounts Receivable	3,274	38,650
Inventory	150,504	150,504
Prepaid fees	241,668	175,000
Accounts Receivable - Other	234,240	234,240
Total Current Assets	7,727,149	11,215,889

OTHER ASSETS
Cash - restricted	1,233,708	583,708
Processing and rail facility	11,591,273	11,591,273
Underground equipment	7,403,417	6,838,417
Surface equipment	2,527,576	2,527,576
Acquired mining rights	561,575	561,575
Coal refuse storage	12,134,192	12,134,192
Less Accumulated Depreciation	(13,432,024)	(12,726,809)
Land	1,572,435	1,572,435
Investment in LLC – Related Party	2,275,000	-
Note Receivable	4,117,139	4,117,139
Total Other Assets	29,984,291	27,199,506

TOTAL ASSETS	$37,711,440	$38,415,395

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$3,049,695	$4,288,794
Non-Trade Payables	3,476,236	3,850,781
Accounts payable – related party	712,872	679,146
Accrued interest	247,271	1,043,519
Due to affiliate	74,000	74,000
Current portion of long term-debt (net of unamortized discount of $- and $-)	5,805,453	10,997,692
Convertible note payables – short term (net of unamortized discount of $234,184 and $-)	10,906,144	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	26,598,840	23,261,101

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs of $402,788 and $405,667)	5,033,631	5,330,752
Convertible note payables – long term (net of unamortized discount of $829,650 and $1,854,421)	2,593,703	14,300,907
Reclamation liability	15,833,772	15,528,135
Total Other Liabilities	23,461,106	35,159,794

Total Liabilities	50,059,946	58,420,895

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 50,014,410 and 40,522,762 shares issued and outstanding	4,984	4,256
AREC - Series A Preferred stock: $.0001 par value; 100,000 shares authorized, nil and nil shares issued and outstanding	-	-
AREC - Series B Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and nil shares issued and outstanding, respectively	-	-
AREC - Series C Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and nil shares issued and outstanding	-	-
Additional paid-in capital	127,440,638	113,279,448
Accumulated deficit	(139,794,126)	(133,289,247)
Total Stockholders’ Equity (Deficit)	(12,348,504)	(20,005,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$37,711,442	$38,415,395

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2021	March 31, 2020

Cash Flows from Operating activities:
Net loss	$(6,389,855)	$(3,261,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	393,530	915,052
Amortization of mining rights	311,685	313,224
Accretion expense	305,636	370,587
Reduction of ARO liability due to sale of assets	-	(312,338)
Warrant expense	115,025	115,025
Issuance of common share options for compensation	147,000	-
Amortization of beneficial conversion feature	590,464	-
Issuance of common shares for services	188,000	-
Change in current assets and liabilities:

Accounts receivable	35,376	2,387,505
Prepaid expenses and other assets	(66,668)	(175,000)
Inventory	-	365,126
Accounts payable	(1,613,645	555,516
Accounts payable – related party	33,726	85,446
Accrued interest	(796,248)	(506,383)
Cash provided by (used in) operating activities	(6,745,974)	852,392

Cash Flows from Investing activities:

Cash paid for PPE, net	(1,798,708)	(408,915)
Investment in LLC	(2,275,000)	-
Cash provided by (used in) investing activities	(4,073,708)	(408,915)

Cash Flows from Financing activities:

Principal payments on long term debt	(62,294)	(72,255)
Proceeds from long term debt	-	28,000
Issuance of common shares for debt and payable conversion	1,997,514	-
Payments on factoring agreement, net	-	(1,807,443)
Proceeds from convertible note	1,620,000	1,598,642
Proceeds from warrant conversions	2,055,723	-
Proceeds from sale of common stock, net	1,105,001	-
Cash provided by financing activities	6,715,944	(253,056)

Increase (decrease) in cash and restricted cash	(4,103,738)	190,421

Cash and restricted cash, beginning of period	11,201,203	268,811

Cash and restricted cash, end of period	$7,097,465	$459,232

Supplemental Information
Non-cash investing and financing activities

Conversion of debt and trade payables to common shares	$1,997,514	$-
Discount on note due to beneficial conversion feature	$715,740	$-

Cash paid for interest	$42,426	$165,728
Cash paid for income taxes	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended March 31, 2021	For the three months ended March 31, 2020
Net Income	(6,389,857)	(3,395,547)

Interest & Other Expenses	491,113	500,640
Income Tax Expense	-	-
Accretion Expense	305,636	370,587
Depreciation	393,530	915,052
Amortization of Mining Rights	311,685	313,224
Amortization of Debt Discount & Issuance	2,879	-
Non-Cash Stock & Option Comp. Expense	147,000	-
Non-Cash Warrant Expense	115,025	115,025
Development Costs	1,811,951	128,159
PCR Restructuring Expenses	-	205,673

Total Adjustments	3,578,819	2,548,360

Adjusted EBITDA(1)	(2,811,038)	(847,187)

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
arec@jtcir.com

RedChip Companies Inc.
Todd McKnight
1-800-RED-CHIP (733-2447)
Info@redchip.com

Company Contact:
Mark LaVerghetta
Vice President of Corporate Finance and Communications
317-855-9926 ext. 0
investor@americanresourcescorp.com